UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 22, 2013

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results from Operations and Financial Condition

    On January 24, 2013, Tempur-Pedic International Inc. (the “Company”) issued a press release to announce its financial results for the fourth quarter and year ended December 31, 2012 and issued financial guidance for 2013. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

    The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

    The information furnished under Item 2.02 of this Form 8-K (including Exhibit 99.1 furnished herewith) is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

Item 8.01	Other Events

Update on Regulatory Approval of the Sealy Acquisition

    On January 22, 2013, both the Company and Sealy Corporation (“Sealy”) certified substantial compliance with the Federal Trade Commission (“FTC”) second request for documents and information pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Company’s proposed acquisition of Sealy. The Company has also entered into a timing agreement with the FTC pursuant to which the Company has agreed to provide the FTC a period of 45 days after substantial compliance before consummating the Sealy acquisition.

Proposed Settlement of Sealy Stockholder Litigation

    The Company is aware of six purported class action lawsuits relating to the proposed merger (the “Merger”) with Sealy, one in North Carolina state court and five in the Delaware Court of Chancery, filed by purported stockholders of Sealy against Sealy, Sealy’s directors, the Company and Silver Lightning Merger Company, a subsidiary of the Company (the “Merger Sub”). Justewicz v. Sealy Corp., et al. (‘‘North Carolina Action’’) was filed on October 3, 2012, in the General Court of Justice, Superior Court Division in North Carolina (‘‘North Carolina Court’’). On November 13, 2012, the Delaware Court of Chancery consolidated all five Delaware actions into a single action, which is now styled as In re Sealy Corporation Shareholder Litigation (‘‘Delaware Action’’). Plaintiff in the North Carolina Action and plaintiffs in the Delaware Action allege, among other things, that the defendants have breached their fiduciary duties to Sealy’s stockholders and that Sealy, the Company and Merger Sub aided and abetted the Sealy directors’ alleged breach of fiduciary duties. The complaints also claim that the consideration to be paid in the Merger to Sealy stockholders (the “Merger Consideration”) is inadequate, that the merger agreement among Sealy, the Company and Merger Sub (the “Merger Agreement”) contains unfair deal protection provisions, that Sealy’s directors are subject to conflicts of interests, and that the preliminary information statement filed by Sealy with the Securities and Exchange Commission on October 30, 2012 omits material information concerning the negotiation process leading to the proposed transaction and the valuation of Sealy.

    On October 12, 2012, plaintiff in the North Carolina Action brought a Motion for Expedited Discovery and for a Hearing and Briefing Schedule on Plaintiff’s Motion for a Preliminary Injunction. On October 24, 2012, defendants in the North Carolina Action brought a Motion to Stay the North Carolina Action in favor of the Delaware Action. On November 7, 2012, the North Carolina Action plaintiff amended his complaint to add allegations claiming that the preliminary information statement filed by Sealy on October 30, 2012 did not provide sufficient information.  Following briefing and a hearing on November 8, 2012, the North Carolina Court stayed the North Carolina Action.

    On November 19, 2012, plaintiffs in the Delaware Action filed a consolidated amended complaint, a motion for expedited proceedings, and a motion for a preliminary injunction.

    The Company believes that the allegations in these lawsuits are entirely without merit.  On January 22, 2013, solely to avoid the burden, expense and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the parties to the Delaware Action entered into a memorandum of understanding setting forth an agreement-in-principle providing for a settlement of the Delaware Action (the “Proposed Settlement”). In connection with the Proposed Settlement, Sealy agreed to include certain supplemental disclosures in the information statement to be sent to Sealy stockholders. The Proposed Settlement provides for the release of all claims by Sealy stockholders concerning the Merger Agreement, the Merger, and the disclosures made in connection with the Merger, including all claims that were asserted or could have been asserted in the Delaware Action and the North Carolina Action. The Proposed Settlement does not provide for the payment of any additional monetary consideration to Sealy stockholders and the Proposed Settlement does not affect the rights of any Sealy stockholder to seek appraisal pursuant to Section 262 of the DGCL. The Proposed Settlement is subject to definitive documentation and approval by the Delaware Court of Chancery.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated January 24, 2013, entitled “Tempur-Pedic Reports Fourth Quarter and Full Year 2012 Results”

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International, Inc.

January 24, 2013	By:	/s/ DALE E. WILLIAMS
Dale E. Willaims
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 24, 2013, entitled “Tempur-Pedic Reports Fourth Quarter and Full Year 2012 Results”